Exhibit 2.2

AMENDMENT NO. 1 TO CREDIT, SECURITY AND GUARANTY AGREEMENT

This AMENDMENT NO. 1 TO CREDIT, SECURITY AND GUARANTY AGREEMENT (this “Agreement”), is made as of March 13, 2026, by and among URGENT.LY INC., a Delaware corporation (“Urgent.ly”), each of the direct and indirect Subsidiaries of Urgent.ly listed on the signature pages hereto and each additional borrower that may hereafter be added to this Agreement (collectively, together with each of their successors and permitted assigns, each individually as a “Borrower”, and collectively as “Borrowers”), and any entities that become party hereto as Guarantors and each of their successors and permitted assigns (each individually, a “Guarantor” and collectively, with each of their successors and assigns, the “Guarantors”), MIDCAP FUNDING IV TRUST, a Delaware statutory trust, as Agent (“Agent”), and the other financial institutions or other entities from time to time parties to the Credit Agreement referenced below, each as a Lender.

RECITALS

A. Borrowers, Agent and Lenders are parties to that certain Credit, Security and Guaranty Agreement, dated as of February 26, 2025, by and among the Borrowers, any entities that may from time to time become party thereto as a guarantor, Agent and Lenders (as may be amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement” and as the same is amended hereby and as it may be further amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), pursuant to which Lenders have agreed to make certain advances of money and to extend other financial accommodations to Borrowers in the amounts and manner set forth in the Credit Agreement.

B. Urgent.ly intends to enter into a transaction or series of transactions whereby it sells a portion of its Equity Interests (other than Disqualified Equity Interests) to certain investors.

C. The Borrowers have requested, and Agent and Lenders have agreed, on and subject to the terms and conditions set forth in this Agreement, to, among other things, amend certain financial covenants and fees in the Existing Credit Agreement, each in accordance with the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, Lenders and the Credit Parties hereby agree as follows:

1. Recitals and Definitions. This Agreement shall constitute a Financing Document and the Recitals set forth above shall be construed as part of this Agreement as if set forth fully in the body of this Agreement. Each reference to the Credit Agreement, unless otherwise expressly noted, will be deemed to reference the Credit Agreement as amended hereby. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement (including those capitalized terms used but not defined in the Recitals hereto).

2. Amendments to Credit Agreement. The Existing Credit Agreement is, as of the Effective Date (as defined below), hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~ or ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text or double-underlined text) as set forth on the pages of the Existing Credit Agreement in the form of Annex A hereto (the Existing Credit Agreement, as affected and so amended by this Amendment, being referred to as the “Amended Credit Agreement”).

3. Reaffirmation of Security Interest; Enforceability. Nothing herein is intended to impair or limit the validity, priority or extent of Agent’s security interests in and Liens on the Collateral. Each Credit Party acknowledges and agrees that each of this Agreement and each of the agreements, documents, and instruments executed in connection herewith, the Credit Agreement and the other Financing Documents to which it is a party constitutes the legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

4. Confirmation of Representations and Warranties. Each Credit Party hereby represents and warrants to Agent and each Lender that (a) all of the representations and warranties set forth in the Credit Agreement are true and correct in all material respects with respect to such Credit Party as of the date hereof, and such party’s delivery of its respective signatures hereto shall be deemed to be its certification thereof, provided, however, that (x) such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof and (y) those representations and warranties expressly referring to a specific date shall be true, correct and complete in all material respects as of such date and (b) the entry into and giving effect to this Agreement does not result in a Default or Event of Default.

5. Conditions to Effectiveness. This Agreement shall become effective as of the date (the “Effective Date”) on which each of the following conditions has been satisfied, as determined by Agent in its sole discretion:

(a) Agent shall have received a duly authorized, executed and delivered counterpart of the signature page to this Agreement from each Credit Party, Agent and each Lender;

(b) all of the representations and warranties set forth herein and in the other Financing Documents are true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) as of the date hereof except to the extent that any such representation or warranty relates to a specific date in which case such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) on and as of such date (and Credit Parties’ delivery of their respective signatures hereto shall be deemed to be its certification thereof);

(c) no Default or Event of Default shall exist under any of the Financing Documents;

(d) Agent shall have received the portion of the First Amendment Fee (as defined below) that is due and payable on the First Amendment Effective Date; and

(e) such further documents, information, certificates, records and filings as Agent may reasonably request.

6. Costs and Fees.

(a) Borrowers shall pay to Agent an amendment fee in a maximum amount of up to $250,000 (the “First Amendment Fee”). The First Amendment Fee shall be earned and due and payable on the following dates, and, in each case, once paid, shall be non-refundable:

(i) an amount equal to $50,000 on the First Amendment Effective Date;

(ii) an amount equal to $50,000 on the first date following the First Amendment Effective Date that Credit Parties deliver to Agent a timely and duly-completed Compliance Certificate evidencing a Minimum Liquidity Amount of equal to or less than $5,000,000;

(iii) an amount equal to $50,000 on the first date following the First Amendment Effective Date that Credit Parties deliver to Agent a timely and duly-completed Compliance Certificate evidencing a Minimum Liquidity Amount of equal to or less than $4,000,000;

(iv) an amount equal to $50,000 on the first date following the First Amendment Effective Date that Credit Parties deliver to Agent a timely and duly-completed Compliance Certificate evidencing a Minimum Liquidity Amount of equal to or less than $3,000,000;

(v) an amount equal to $50,000 on the earlier to occur of (x) July 31, 2026 and (y) the date of the closing of the 2026 Equity Transaction;

provided that (x) for the avoidance of doubt, the portions of the First Amendment Fee described in clauses (ii) through (v) above may become due and payable on the same date, and (y) any remaining portion of the First Amendment Fee that as of such date of determination has not yet become due and payable, shall be immediately due and payable on the earliest date to occur of (i) July 31, 2026, (ii) the closing of the 2026 Equity Transaction or (iii) the first date upon which Credit Parties fail to timely deliver a duly-completed Compliance Certificate in accordance with Section 4.1(h) of the Credit Agreement.

“2026 Equity Transaction” shall mean the sale of all or substantially all of the assets of Urgent.ly and its Subsidiaries in any transaction or series of related transactions, including pursuant to any merger, consolidation, amalgamation, stock purchase, or similar transaction and pursuant to which the holders of the issued and outstanding voting Equity Interests of Urgent.ly immediately prior to such transaction or series of related transactions shall fail to own, directly or indirectly, a majority of the voting Equity Interests of Urgent.ly after giving effect to such transaction or series of related transactions.

(b) Without limiting the foregoing, Borrowers shall be responsible for the payment of all reasonable, documented and invoiced out-of-pocket costs and fees of Agent’s counsel incurred in connection with the preparation, negotiation, execution and delivery of this Agreement and any related Financing Documents.

7. Post-Closing Covenant. By March 16, 2026 (or such later date as Agent may agree in writing in its sole discretion), Credit Parties shall provide to Agent a fully executed, binding letter of intent (or other definitive documentation satisfactory to Agent in its sole discretion) with respect to the 2026 Equity Transaction, in form and substance reasonably acceptable to Agent.

The Credit Parties agree that failure to comply with the requirements set forth in this Section 7 shall constitute an immediate and automatic Event of Default.

8. Ratification. Except as specifically amended pursuant to the terms hereof, the Financing Documents (and all covenants, terms, conditions and agreements therein) shall remain in full force and effect, and are hereby ratified and confirmed in all respects by each Credit Party party hereto. Each Credit Party expressly consents and agrees to the execution and delivery of this Agreement and the other documents executed and delivered in connection herewith, ratifies and confirms that no guarantee, assurance, or Lien granted, conveyed or assigned to Agent for the benefit of Lenders under the Financing Documents are released, diminished, impaired, reduced, or otherwise adversely affected by the execution and delivery of this Agreement or the other documents executed and delivered in connection herewith, and ratifies and confirms the Obligations.

9. Release. In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Credit Party, voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself and all of its respective parents, subsidiaries, affiliates, members, managers, predecessors, successors, and assigns, and each of their respective current and former directors, officers, shareholders, agents, and employees, and each of their respective predecessors, successors, heirs, and assigns (individually and collectively, the “Releasing Parties”) does hereby fully and completely release, acquit and forever discharge each of Agent, Lenders, and each their respective parents, subsidiaries, affiliates, members, managers, shareholders, directors, officers and employees, and each of their respective predecessors, successors, heirs, and assigns (individually and collectively, the “Released Parties”), of and from any and all actions, causes of action, suits, debts, disputes, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, whether matured or unmatured, liquidated or unliquidated, vested or contingent, choate or inchoate, known or unknown that the Releasing Parties (or any of them) has against the Released Parties or any of them (whether directly or indirectly), based in whole or in part on facts, whether or not now known, existing on or before the date hereof, that relate to, arise out of or otherwise are in connection with: (i) any or all of the Financing Documents or transactions contemplated thereby or any actions or omissions in connection therewith or (ii) any aspect of the dealings or relationships between or among any Credit Party, on the one hand, and any or all of the Released Parties, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof. Each Credit Party acknowledges that the foregoing release is a material inducement to Agent’s and each Lender’s decision to enter into this Agreement and agree to the modifications contemplated hereunder, and has been relied upon by Agent and Lenders in connection therewith.

10. No Waiver or Novation. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of Agent or Lenders, nor constitute a waiver of any provision of the Credit Agreement, the Financing Documents or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing. Nothing herein is intended or shall be construed as a waiver of any existing Defaults or Events of Default under the Credit Agreement or the other Financing Documents or any of Agent’s or Lenders’ rights and remedies in respect of such Defaults or Events of Default. This Agreement (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Credit Agreement or any other Financing Document.

11. Miscellaneous.

(a) Reference to the Effect on the Credit Agreement. Upon the effectiveness of this Agreement, each reference in the Existing Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of similar import shall mean and be a reference to the Existing Credit Agreement, as amended by this Agreement. Except as specifically amended above, the Existing Credit Agreement, and all other Financing Documents (and all covenants, terms, conditions and agreements therein), shall remain in full force and effect, and are hereby ratified and confirmed in all respects by each Credit Party.

(b) Governing Law. THIS AGREEMENT AND ALL DISPUTES AND OTHER MATTERS RELATING HERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(c) Incorporation of Credit Agreement Provisions. The provisions contained in Section 11.6 (Indemnification), Section 13.8(b) (Submission to Jurisdiction) and Section 13.9 (Waiver of Jury Trial) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.

(d) Headings. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(e) Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures by facsimile or by electronic mail delivery of an electronic version of any executed signature page shall bind the parties hereto. In furtherance of the foregoing, the words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby or thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. As used herein, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or other record.

(f) Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

(g) Severability. In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any applicable jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(h) Successors/Assigns. This Agreement shall bind, and the rights hereunder shall inure to, the respective successors and assigns of the parties hereto, subject to the provisions of the Credit Agreement and the other Financing Documents.

(SIGNATURES APPEAR ON FOLLOWING PAGES)

IN WITNESS WHEREOF, intending to be legally bound, the undersigned have duly executed this Agreement as of the day and year first hereinabove set forth.

BORROWERS:	URGENT.LY INC.

	By:	/s/ Matthew Booth
	Name:	Matthew Booth
	Title:	Chief Executive Officer

ROADSIDE INNOVATION INC. OTONOMO INC. OTONOMO MERGER US INC. NEURA, INC. URGENTLY CANADA TECHNOLOGIES ULC OTONOMO TECHNOLOGIES LTD. ROADSIDE INNOVATION (ARKANSAS) INC.

	By:	/s/ Matthew Booth
	Name:	Matthew Booth
	Title:	President

AGENT:	MIDCAP FUNDING IV TRUST

	By:	Apollo Capital Management, L.P.,
its investment manager

	By:	Apollo Capital Management GP, LLC,
its general partner

	By:	/s/ Maurice Amsellem
	Name:	Maurice Amsellem
	Title:	Authorized Signatory

LENDER:	MIDCAP FUNDING IV TRUST

	By:	Apollo Capital Management, L.P.,
its investment manager

	By:	Apollo Capital Management GP, LLC,
its general partner

	By:	/s/ Maurice Amsellem
Name: Maurice Amsellem
Title: Authorized Signatory

Annex A

Amended Credit Agreement

(See attached)